Exhibit 99.1

HUDSON TECHNOLOGIES NAMES KENNETH GAGLIONE VICE PRESIDENT - OPERATIONS

PEARL RIVER, NY – September 14, 2020– Hudson Technologies, Inc. (NASDAQ: HDSN) (the “Company”) today announced the appointment of Kenneth Gaglione to the Company’s newly created role of Vice President - Operations. Mr. Gaglione most recently served as Global Marketing Director for aftermarket refrigerants at Honeywell International, Fluorine Products group.

Mr. Gaglione has nearly thirty years’ experience in marketing and sales in various industries within the public and private sectors, both developing new markets and managing growth of mature businesses.  At Honeywell, his primary focus was the refrigerant sector where he was responsible for the profitable growth of the global aftermarket business including product management, demand planning, pricing strategy, process efficiency and new product commercialization. Before joining Honeywell, Mr. Gaglione attained extensive experience marketing and developing advanced electronic packaging materials with the Rohm and Haas Electronic Materials division and as part of Ciba-Geigy’s Photopolymers division. Mr. Gaglione received a B.S. in Chemistry from the State University of New York and an MBA in Marketing from the University of California, Irvine.

Brian F. Coleman, President and Chief Executive Officer of Hudson Technologies, commented, “We are pleased to welcome Ken to our Company as an integral part of our management team. Ken brings over thirty years of experience in strategic planning, marketing, and product management. He joins Hudson at an exciting time in our growth and we very much look forward to leveraging his deep experience as we continue to grow our business.”

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative and sustainable solutions for optimizing performance and enhancing reliability of commercial and industrial chiller plants and refrigeration systems. Hudson's proprietary RefrigerantSide® Services increase operating efficiency, provide energy and cost savings, reduce greenhouse gas emissions and the plant’s carbon footprint while enhancing system life and reliability of operations at the same time. RefrigerantSide® Services can be performed at a customer's site as an integral part of an effective scheduled maintenance program or in response to emergencies. Hudson also offers SMARTenergy OPS®, which is a cloud-based Managed Software as a Service for continuous monitoring, Fault Detection and Diagnostics and real-time optimization of chilled water plants. In addition, the Company sells refrigerants and provides traditional reclamation services for commercial and industrial air conditioning and refrigeration uses. For further information on Hudson, please visit the Company's web site at www.hudsontech.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, changes in the laws and regulations affecting the industry, changes in the demand and price for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company's ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements that become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing, the ability to meet financial covenants under existing credit facilities, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the Company may seek to conduct business, the Company’s ability to successfully integrate any assets it acquires from third parties into its operations, the impact of the current COVID-19 pandemic, and other risks detailed in the Company's 10-K for the year ended December 31, 2019 and other subsequent filings with the Securities and Exchange Commission. The words "believe", "expect", "anticipate", "may", "plan", "should" and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Investor Relations Contact: John Nesbett/Jennifer Belodeau IMS Investor Relations (203) 972-9200 jnesbett@institutionalms.com	Company Contact: Brian F. Coleman, President & CEO Hudson Technologies, Inc. (845) 735-6000 bcoleman@hudsontech.com